UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2016

SKYLINE CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-4714	35-1038277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 743, 2520 By-Pass Road Elkhart, IN 46515

(Address of principal executive offices) (Zip Code)

(574) 294-6521

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c)

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 19, 2016, Skyline Corporation held its Annual Meeting of Shareholders at which the following matters were submitted to a vote of the security holders:

1.	Election of Directors for a One Year Term

Election of Directors Nominee	Votes For	Votes Withheld	Shares Not Voted
Arthur J. Decio	5,595,631	689,597	2,106,016
John C. Firth	5,931,158	354,070	2,106,016
Richard W. Florea	5,930,762	354,466	2,106,016
Jerry Hammes	5,593,088	692,140	2,106,016
William H. Lawson	5,592,244	692,984	2,106,016
David T. Link	5,592,236	692,992	2,106,016
John W. Rosenthal Sr.	5,745,562	539,666	2,106,016
Samuel S. Thompson	5,750,997	534,231	2,106,016

2.	Ratification of the Appointment of Crowe Horwath LLP as Independent Accounting Firm for fiscal year 2017

Votes For	Votes Against	Votes Abstain	Shares Not Voted
7,149,391	146,881	56,913	1,038,059

3.	Advisory vote on the compensation of Named Executive Officers for fiscal year 2016

Votes For	Votes Against	Votes Abstain	Shares Not Voted
5,868,625	348,989	67,614	2,106,016

Item 8.01	Other Events.

Following the meeting, the Board of Directors elected the following persons as Officers of the Corporation to serve at the pleasure of the Board of Directors until the next annual meeting of the Board of Directors or until their successors are elected and qualify:

Richard W. Florea	President and Chief Executive Officer
Jon S. Pilarski	Vice President, Finance & Treasurer, Chief Financial Officer
Jeffrey A. Newport	Senior Vice President of Operations
Terrence M. Decio	Vice President, Marketing & Sales
Martin R. Fransted	Controller & Secretary
Robert C. Davis	Vice President, Manufacturing

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYLINE CORPORATION

Date: September 20, 2016

	By:	/s/ Jon S. Pilarski
Jon S. Pilarski
Chief Financial Officer